As filed with the Securities and Exchange Commission on March 20, 1997

                         Registration Statement No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                       Westinghouse Electric Corporation
             (Exact name of Registrant as specified in its charter)

        Pennsylvania                                        25-0877540
        (State or other jurisdiction                        (I.R.S. Employer
        of incorporation or organization)                   Identification No.)

                    Westinghouse Building, 11 Stanwix Street
                         Pittsburgh, Pennsylvania 15222
   (Address of Registrant's principal executive offices, including zip code)

                       Westinghouse Electric Corporation
                         1993 Long-Term Incentive Plan
                            (Full title of the plan)

                               ANGELINE C. STRAKA
            Vice President, Secretary and Associate General Counsel
                    Westinghouse Building, 11 Stanwix Street
                         Pittsburgh, Pennsylvania 15222
                    (Name and address of agent for service)
                                 (412) 244-2300
         (Telephone number, including area code, of agent for service)

                                ---------------


                        CALCULATION OF REGISTRATION FEE

 Title of                     Proposed           Proposed
securities     Amount         maximum            maximum           Amount of
   to be       to be       offering price       aggregate         registration
registered   registered     per share(1)     offering price(1)       fee(1)
Common
Stock,
par value
$1.00 per
share. . .  6,081,000 shares   $18.875         $114,778,875       $34,781.44

Preferred
Stock Purchase
Rights. . . 6,081,000 rights     (2)                (2)               (2)


(1) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon

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

    the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on March 13, 1997.

(2) The Preferred Stock Purchase Rights of Westinghouse are attached to and trade with the shares of Westinghouse Common Stock being registered hereby. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of Westinghouse Common Stock.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents, each as filed by Westinghouse Electric Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

     (b) Description of the Company's Common Stock contained in its Registration Statement on Form 10 filed pursuant to the Exchange Act on May 15, 1935, as amended or updated pursuant to the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a) 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     As of March 20, 1997, Angeline C. Straka, Vice President, Secretary and Associate General Counsel of the Company, who has given an opinion as to the legality of the securities being registered hereunder, held options to purchase 94,075 shares of the Common Stock of the Company.

Item 6. Indemnification of Directors and Officers

     The contents of Item 6 of Registration Statement No. 333-12589 are incorporated herein by reference.

Item 7. Exemption from Registration Claimed

     Not applicable.

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

Item 8. Exhibits

  Exhibit No.              Description
  ----------               -----------
         4.1               Restated Articles of Incorporation of the Company as amended to December 13, 1996
                           (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement
                           No. 333-13219 on Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed on
                           January 2, 1997).
         4.2               By-laws of the Company, as amended to September 25, 1996 (incorporated by reference to
                           Exhibit 4.2 to the Company's Registration Statement No. 333-13219 on Form S-4 filed on
                           October 22, 1996.
         4.3               Rights Agreement (incorporated by reference to Exhibit 1 to Form 8-K filed on January
                           9, 1996)
         4.4               1993 Long-Term Incentive Plan of the Company, as amended to November 1, 1996
                           (incorporated by reference to Exhibit (10)(b) to Form 10-Q for the quarter ended
                           September 30, 1996).
         5                 Opinion of Angeline C. Straka, Vice President, Secretary and Associate General Counsel,
                           as to the legality of the securities being registered.
         23.1              Consent of Counsel -- contained in opinion filed as
                           Exhibit 5.
         23.2              Consent of KPMG Peat Marwick LLP.
         23.3              Consent of Price Waterhouse LLP.
         24                Powers of Attorney.

Item 9. Undertakings

     The contents of Item 9 of Registration Statement No. 33-53819 are incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Westinghouse Electric Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 20th day of March, 1997.

                       Westinghouse Electric Corporation

                        By:            /s/ CAROL V. SAVAGE
                            ---------------------------------------------------
                                           Carol V. Savage
                              Vice President and Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 20, 1997 in the capacities indicated:

Signature                           Title
                 *                  Chairman and Chief Executive Officer
---------------------------------   (principal executive officer)
(Michael H. Jordan)                 and Director

                 *                  President, Vice Chairman and Director
---------------------------------
(Gary M. Clark)


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

                 *                  Executive Vice President and Chief
---------------------------------   Financial Officer
(Fredric G. Reynolds)               (principal financial officer)

 /s/ Carol V. Savage                Vice President and Chief Accounting
---------------------------------   Officer
(Carol V. Savage)                   (principal accounting officer)

                 *
---------------------------------   Director
(Frank C. Carlucci)

                 *
---------------------------------   Director
(Robert E. Cawthorn)

                 *
---------------------------------   Director
(George H. Conrades)

                 *
---------------------------------   Director
(William H. Gray III)

                 *
---------------------------------   Director
(Mel Karmazin)

                 *
---------------------------------   Director
(David K. P. Li)

                 *
---------------------------------   Director
(David T. McLaughlin)

                 *
---------------------------------   Director
(Richard R. Pivorotto)

                 *
---------------------------------   Director
(Raymond W. Smith)

                 *
---------------------------------   Director
(Paula Stern)

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

                 *
---------------------------------   Director
(Robert D. Walter)

                                                 *By  /s/ CAROL V. SAVAGE
                                                      -----------------------
                                                          CAROL V. SAVAGE
                                                          Attorney-In-Fact


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



                                 EXHIBIT INDEX

  Exhibit No.         Description                                                                     Page
  ----------          -----------                                                                     ----
         4.1          Restated Articles of Incorporation of the Company, as                             *
                      amended to December 13, 1996 (incorporated by reference
                      to Exhibit 4.1 to the Company's Registration Statement
                      No. 333-13219 on Post-Effective Amendment No. 1 on
                      Form S-8 to Form S-4 filed on January 2, 1997).

         4.2          By-laws of the Company, as amended to September 25, 1996                          *
                      (incorporated by reference to Exhibit 4.2 to the Company's
                      Registration Statement No. 333-13219 on Form S-4 filed on
                      October 22, 1996.

         4.3          Rights Agreement (incorporated by reference to Exhibit 1 to                       *
                      Form 8-K filed on January 9, 1996)

         4.4          1993 Long-Term Incentive Plan of the Company, as amended to                       *
                      November 1, 1996 (incorporated by reference to Exhibit (10)(b)
                      to Form 10-Q for the quarter ended September 30, 1996).

         5            Opinion of Angeline C. Straka, Vice President, Secretary                          --
                      and Associate General Counsel, as to the legality of the
                      securities being registered.

         23.1         Consent of Counsel -- contained in opinion filed as                               --
                      Exhibit 5.

         23.2         Consent of KPMG Peat Marwick LLP.                                                 --

         23.3         Consent of Price Waterhouse LLP.                                                  --

         24           Powers of Attorney.                                                               --


*Incorporated by reference.

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